Exhibit 8

REQUEST FOR STOCKHOLDER CONSENT TO ACTION

Ms. Lin Ling Li
10B Nanfu Building, Zhongfu Lakeside Garden
66 Hubin Road, Fuzhou, China
Phone: +86 59 1983772219
Fax: +86 59 188500795
E-mail: lll@ctbb.com.cn

DATED: MARCH 15, 2012

To :

On behalf of the undersigned stockholder, we are sending this written notice to you to seek your consent to the accompanying action by written consent of stockholders of China Biologic Products Inc., a Delaware corporation (the “Company”), to (i) remove Dr. Tong Jun Lin, without cause, from his current position as director of the Company and (ii) elect Joseph Chow to fill the vacancy on the board of directors resulting from the removal of Dr. Tong Jun Lin. As explained in more details in the attached informational document, we are seeking to contact no more than ten (10) stockholders of the Company owing at least a majority of the outstanding common stock of the Company to seek their written consents to approve the proposed director change.

If you agree with the proposed action by written consent set forth herein, please sign the accompanying written consent which we will notify the Company in accordance with the Delaware General Corporation Law (the “DGCL”). Please return the signed written consent (including all pages) to the Beijing office of DeHeng Law Offices:

by fax to:	+86-10-6523-2180
Attention: Mr. Xu Zhang

and email to:	zhangxu@dehenglaw.com

and followed by mailing of the original signed written consent to:

DeHeng Law Offices
Tower B, 12th Floor
Focus Place
19 Finance Street
Beijing, China 100032
Attention: Mr. Xu Zhang

IN REGARD TO THIS REQUEST WE ARE CONTACTING NO MORE THAN TEN (10) STOCKHOLDERS OF THE COMPANY IN RELIANCE UPON RULE 14a-2(b)(2) UNDER THE U.S. SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE “EXCHANGE ACT”). THIS NOTICE DOES NOT CONSTITUTE A GENERAL SOLICITATION OF STOCKHOLDER CONSENTS UNDER THE PROXY RULES UNDER THE EXCHANGE ACT.

THIS NOTICE IS PROVIDED TO SEEK YOUR WRITTEN CONSENT PURSUANT TO THE DGCL AND DOES NOT CONSTITUTE A PROXY STATEMENT OR INFORMATION STATEMENT UNDER THE EXCHANGE ACT.

Sincerely,

Ms. Lin Ling Li

Ms. Lin Ling Li
10B Nanfu Building, Zhongfu Lakeside Garden
66 Hubin Road, Fuzhou, China
Phone: +86 59 1983772219
Fax: +86 59 188500795
E-mail: lll@ctbb.com.cn

March 15, 2012

Summary of the Corporate Actions

I am the owner, beneficially and of record, of 4,592,624 shares of common stock of the Company as of the date hereof. I am requesting that you execute the attached action by written consent of stockholders to (i) remove Dr. Tong Jun Lin, without cause, from his position as director of the Company and (ii) elect Joseph Chow to fill the vacancy on the board of directors resulting from the removal of Dr. Tong Jun Lin. This request is being made without the involvement of the Company or its board of directors. If I am able to secure signatures to the action by written consents from stockholders owning at least a majority of the outstanding common stock of the Company, the action by written consents will take effect pursuant to Section 228 of the DGCL upon our delivery of a copy of such signed written consents to the Company. I will also request the Company to deliver, pursuant to Section 228(e) of the DGCL, a notice of the action by written consents to the Company’s other stockholders who did not sign such action by written consent.

I believe it is in the best interest of the Company that Dr. Tong Jun Lin be removed from the board and Mr. Joseph Chow be elected to fill the resulting vacancy. While Dr. Lin has a very distinguished academic career in the area of immunology, he has a limited business background or experience. Mr. Chow has extensive business experience in finance and the management of public and private companies. As noted in his biography below, he is currently a director of two Nasadaq companies as well as a company that trades on the Hong Kong Stock Exchange. In addition, Mr. Chow qualifies as an independent director under NASDAQ's listing Rules 5605(a)(2) and (c)(2) and SEC Rule 10A-3(b)(1). I believe it would be in the best interest of the Company and its stockholders to have an independent director with an extensive business background and the director appointment of Mr. Chow will improve the corporate governance of the Company.

Joseph Chow has over 18 years of experience in corporate finance, financial advisory and management and has held senior executive and managerial positions in various public and private companies. He has served as an independent director of China Lodging Group, Limited (Nasdaq: HTHT) since August 2010 and a director of Synutra International, Inc. (Nasdaq: SYUT) since May 4, 2010. Mr. Chow was a managing director of Goldman Sachs (Asia) LLP from 2008 to 2009. Prior to that, he served as an independent financial consultant from 2006 to 2008, as chief financial officer of Harbor Networks Limited from 2005 to 2006, and as chief financial officer of China Netcom (Holdings) Company Limited from 2001 to 2004. Prior to that Mr. Chow also served as the director of strategic planning of Bombardier Capital, Inc., as vice president of international operations of Citigroup and as the corporate auditor of GE Capital. Mr. Chow currently is an independent non-executive director for Kasen International Holdings Limited and for Intime Department Store (Group) Co., Ltd. Mr. Chow obtained a Bachelor of Arts degree in political science from Nanjing Institute of International Relations and an MBA from the University of Maryland at College Park.

A copy of Mr. Chow’s resume is attached to the action by written consent accompanying this notice.

This request is being sent to you on or about March 15, 2012.

Voting and Vote Required

I am seeking your consent to the action by written consent accompanying this notice. Under the DGCL and the Company’s Bylaws, the removal of a director and the filling of vacancies may be effected by the written consent of stockholders holding a majority of the voting power of all of our capital stock.

As of the date of this Notice, the Company had 25,601,125 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote. I am seeking consent from, and only contacting, no more than ten (10) stockholders owning at least 12,826,163 shares of common stock, representing approximately 50.1% of the Company’s voting power. Accordingly, the written consent executed by such stockholders would be sufficient to approve the actions contemplated herein and such action by written consents will take effect pursuant to Section 228 of the DGCL upon our delivery of a copy of such signed written consents to the Company.

2

Notice Pursuant to the Company’s Bylaws and Delaware General Corporation Law

Pursuant to Section 228(e) of the DGCL, the Company is required to provide prompt notice of the taking of a corporate action by written consent to the Company’s stockholders who have not consented in writing to such action. Upon the execution of the action by written consent accompanying this notice, I will send a copy of such written consent to the Company, and will request the Company to prepare and send out the notice required by Section 228(e) of the DGCL.

This notice is not intended to serve as the notice required under Section 228(e) of the DGCL.

Appraisal Rights

Stockholders of the Company are not entitled to appraisal rights under the DGCL in connection with the director changes.

AVAILABLE INFORMATION

The Company’s reports, proxy statements and other information filed with the SEC can be inspected and copied at the public reference facilities of the SEC at Room 1580, 100 F Street, NE, Washington, D.C. 20549. Copies of this material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at Room 1580, 100 F Street, NE, Washington, D.C. 20549. In addition, these reports, proxy statements and other information are available through the SEC’s website (http://www.sec.gov).

THIS NOTICE IS PROVIDED TO SEEK YOUR WRITTEN CONSENT PURSUANT TO THE DGCL AND DOES NOT CONSTITUTE A PROXY STATEMENT OR INFORMATION STATEMENT UNDER THE EXCHANGE ACT.

ACTION BY WRITTEN CONSENT
IN LIEU OF A SPECIAL MEETING
OF THE STOCKHOLDERS OF
CHINA BIOLOGIC PRODUCTS, INC.
a Delaware corporation

In accordance with Section 228 of the Delaware General Corporation Law (“DGCL”) and Section 2.07 of Article II of the Amended and Restated Bylaws of China Biologic Products, Inc. (the “Company”), the undersigned stockholders of the Company, representing a majority of the outstanding shares of the Company's common stock as of the date of the delivery of this Written Consent to the Company, do hereby, pursuant to this Written Consent, vote all shares of the Company's outstanding voting stock held of record by the undersigned FOR the adoption and approval of the following resolutions, without a formal meeting and without prior notice, effective upon the delivery of this Written Consent to the Company:

1.	Removal of Director Without Cause.

WHEREAS, under Section 141(k) of the DGCL and Section 3.03 of Article III of the Amended and Restated Bylaws of the Company (the “Bylaws”), any member of the Board of Directors of the Company (the “Board”) may be removed, with or without cause, by a vote of the stockholders of the Company holding a majority of the outstanding shares of the Company;

WHEREAS, the undersigned stockholders deem it to be in the best interest of the Company to remove Dr. Tong Jun Lin from the Board and elect Mr. Joseph Chow, whose resume (in English and Chinese) is attached to this Written Consent as Exhibit A, to fill the vacancy created by the removal of Dr. Tong Jun Lin; and

WHEREAS, after careful consideration, the stockholders have determined that it is in the best interest of the Company and the stockholders of the Company to remove Dr. Tong Jun Lin from the Board and elect Mr. Joseph Chow to fill the vacancy created by such removal.

NOW, THEREFORE, BE IT RESOLVED, that effective upon the delivery of this Written Consent to the Company, Dr. Tong Jun Lin is hereby removed from the Board and any committee of the Board on which he may be then serving, without cause, subject to the Company’s policy in regard to director compensation (including, but not limited, the vesting and/or forfeiture of any equity compensation granted to Dr. Tong Jun Lin) upon a director’s removal from the Board.

2.	Election of Director to Fill Vacancy

RESOLVED, that in accordance with Section 3.02 of Article III and Section 2.07 of Article II of the Bylaws, the undersigned stockholders hereby elect Mr. Joseph Chow to the Board to fill the vacancy on the Board resulting from the removal of Dr. Tong Jun Lin.

3.	Cancellation of Adverse Board or Officer Actions

RESOLVED, that any and all actions taken by the Board or any officer of the Company (including without limitation amendments to the Bylaws and any other resolution of the Board) that may cause any adverse effect on the carrying out of the purposes of the foregoing resolutions or the taking effect of the aforementioned replacement of director, including without limitation delays or creation of procedural hurdles, be, and hereby are, revoked, cancelled and rescinded in their entirety automatically without any additional action by the stockholders of the Company, the Board or the officers of the Company.

4.	General.

RESOLVED, that the officers of the Company be, and they hereby are, directed and instructed to promptly execute any applications, certificates, agreements or any other instruments or documents or amendments or supplements to such documents, or do or cause to be done any and all other acts and things that are necessary or required to carry out the purposes of the foregoing resolutions.

This Written Consent may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute the same written consent.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned stockholders of the Company, hereby voting the full number of shares of the Company's outstanding voting stock held of record by such stockholders, have executed this Written Consent and direct that this Written Consent be filed with the minutes of the proceedings of the Company's stockholders and that prompt written notice of this action be given to any stockholders of the Company who have not executed this Written Consent.

Signature:
Name of Record Stockholder:
Authorized Signatory:
Date signed:
No. of Company shares owned as of signing date:

EXHIBIT A
Joseph Chow

Experience:	Moelis & Company	Beijing, China
	Managing Director - CEO of China	2011.06

	Synutra International (NASDAQ:SYUT)	Beijing, China
	Interim CFO and Director	2009.10-2011.5

	Goldman Sachs Asia L.L.C	Beijing, China
	Managing Director - Private Finance Group	2008,04 –2009.07

	CJC Partners	2006.3-2008.3
Managing Partner

	Harbour Networks Limited.	Beijing, China
	Chief Financial Officer	2005,03 ---2006.03

	China Netcom Holding Corp.	Beijing, China
	VP and Chief Financial Officer	2001,10---2004,10

	Bombardier Capital Inc.	Colchester, VT
	Director and Head – Strategic Planning	2001, 1—2001.7

	CitiGroup	Irving, TX
	Vice President – Credit and Risk Management	1997, 1 – 2001. 1

	General Electric	Fairfield, CT
	Corporate Auditor	1996.1-1996.12

	GE Capital	Danbury, CT
	Associate	1993.6 - 1996. 1

	NORINCO - China	Harare, Zimbabwe
	Representative - Southern Africa	1987.6 - 1989.10

Education:	University of Maryland at College Park	College Park, MD
	MBA - Corporate and International Finance	1993.5

	Nanjing Institute of International Relations	Nanjing, China
	BA - Political Science	1984.7

Directorship:	China Lodging Group ( NASDAQ: HTHT)
China Intime Department Stores: (HKSE:1833)
Synutra International (NASDAQ: SYUT)

通用电气公司	康涅狄格州，费尔菲尔德
	公司审计师	1996.1-1996.12
	通用电气资本公司	康涅狄格州，丹伯里
	经理	1993.6-1996.1
	中国北方工业公司	津巴布韦，哈拉雷
	公司代表--南非	1987.6-1989.10
教育背景：	马里兰大学帕克分校	马里兰州，帕克分校
	工商管理硕士--国际金融管理	1993.5
	南京国际关系学院	中国，南京
	学士--政治学	1984.7
董事职务：	**汉庭连锁酒店集团（NASDAQ：HTHT）**	
	中国银泰百货（HKSE:1833）	
	圣元国际（NASDAQ:SYUT）